UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2024

ALTIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 Clopper Road, Suite 201S Gaithersburg, Maryland		20878
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (240) 654-1450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Gregory Weaver as Chief Financial Officer

On November 11, 2024, Altimmune, Inc. (the “Company”) issued a press release announcing the decision of the Company’s Board of Directors (the “Board”) to appoint Mr. Gregory Weaver as the Company’s Chief Financial Officer (“CFO”), effective November 11, 2024. Mr. Weaver will serve as the Company’s principal accounting officer and principal financial officer.

Prior to joining the Company, Mr. Weaver, 68, served as a Chief Financial Officer consultant  since July 2024. Prior to that, Mr. Weaver served as Chief Financial Officer of Cognito Therapeutics from September 2023 through June 2024, and as interim Chief Financial Officer of Atossa Therapeutics, Inc. (NASDAQ: ATOS) from June 2023 to September 2023. Prior to that, Mr. Weaver served as Chief Financial Officer of BiointelliSense from October 2022 through May 2023, Chief Financial Officer of Atai Life Sciences N.V. (NASDAQ: ATAI) from September 2020 through September 2022, and as Chief Financial Officer of Eloxx Pharmaceuticals, Inc. (NASDAQ: ELOX) from September 2017 through March 2020. He previously held Chief Financial Officer positions at several biotech and medtech companies earlier in his career. Mr. Weaver currently serves as a director at BioIntelliSense, a commercial-stage patient monitoring technology company and a director at HarborPath, a non-profit organization focused on providing patients with access to life-saving medications, and a director at Rejuveron, a Zurich private biotech focusing on developing therapies to treat diseases associated with aging. Mr. Weaver is a United States Air Force veteran and received his M.B.A. from Boston College and his B.S. in Accounting and Finance from Trinity University.

In connection with Mr. Weaver’s appointment as Chief Financial Officer, the Company and Mr. Weaver entered into a new employment agreement, dated November 6, 2024 (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Weaver will receive an annual salary of $475,000 and be eligible for an annual bonus, with a target bonus of 40% of his base salary, based on achievement of performance goals established by the compensation committee of the Board. Mr. Weaver will receive a sign-on equity grant to purchase 225,000 shares of the Company’s common stock, at an exercise price equal to the fair market value of such shares on the date of grant (the “Option Grant”). Twenty-five percent of the Option Grant will vest and become exercisable on November 11, 2025, and the balance of the Option Grant will vest ratably over thirty-six months thereafter, subject to Mr. Weaver’s continued employment. Mr. Weaver will also receive an equity grant of 75,000 restricted stock units (the “RSU Grant”). Twenty-five percent of the RSU Grant will vest on November 11, 2025, and the balance of the RSU Grant will vest in equal annual installments for the following three years, subject to Mr. Weaver’s continued employment. Mr. Weaver is also eligible to participate in the Company’s employee benefit plans available to its employees, including its stock option plan, subject to the terms of those plans.

In the event that Mr. Weaver is terminated by the Company without Cause or resigns for Good Reason, Mr. Weaver will be entitled to, subject to his execution of and compliance with a release agreement, (i) cash severance payments in an amount equal to twelve months of Mr. Weaver’s salary existing at the time of his termination, paid in twelve monthly installments and (ii) continuation of COBRA coverage paid by the Company through twelve months following the date of termination.

In the event that Mr. Weaver is terminated without Cause or resigns for Good Reason within twelve months following a “Change in Control” (as defined in the Employment Agreement), Mr. Weaver will be entitled to, subject to his execution of and compliance with a release agreement, (i) cash severance payments equal to the sum of (x) twelve months of Mr. Weaver’s Base Salary (existing at the time of such termination) plus (y) Mr. Weaver’s target Annual Bonus for the year of termination, payable over the twelve month period following such termination; (ii) continuation of COBRA coverage paid by the Company through twelve months following the date of termination and (iii) the acceleration of vesting of all unvested equity awards held by him immediately prior to such termination.

There are no family relationships between Mr. Weaver and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Weaver that are reportable pursuant to Item 404(a) of Regulation S-K. Except as described above, there are no arrangements or understandings between Mr. Weaver and any other persons pursuant to which he was appointed as Chief Financial Officer.

The foregoing description of the Employment Agreement is a summary only and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein in its entirety.

The Company will enter into an indemnification agreement with Mr. Weaver in connection with his employment, which will be in substantially the same form as that entered into with the other executive officers of the Company.

Effective November 11, 2024, Andrew Shutterly transitioned from Interim Chief Financial Officer to Corporate Controller and is no longer the principal financial officer and principal accounting officer.

Item 7.01 Regulation FD

On November 11, 2024, the Company issued a press release announcing the Employment Agreement with Mr. Weaver. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

No.	Description

10.1	Employment Agreement, dated November 6, 2024, by and between Altimmune, Inc. and Greg Weaver

99.1	Press Release of Altimmune, Inc. dated November 11, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTIMMUNE, INC.

By:	/s/ Vipin K. Garg
Name: Vipin K. Garg
Title: President and Chief Executive Officer

Dated: November 12, 2024